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                                                                    Exhibit 99.1


                                   EXHIBIT 1
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                       DISCLAIMER OF BENEFICIAL OWNERSHIP
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The undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of this
Schedule 13G shall not be construed as an admission that the undersigned is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by this
Schedule 13G.

Date: January 23, 1998



                      TRAVELERS GROUP INC.



                      By: /s/ Stephanie B. Mudick
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                         Name:  Stephanie B. Mudick
                         Title:   Assistant Secretary